Press Release

Contacts:

Investors	Media
Investor Relations Department	Denise DesChenes/Kara Findly/
(800) 451-3801	Nathaniel Garnick
Sard Verbinnen & Co

(212) 687-8080

FOAMEX ANNOUNCES ADDITIONAL EQUITY COMMITMENTS

LINWOOD, PA, April 1, 2008 - Foamex International Inc. (OTC: FMXL), a leading manufacturer of flexible polyurethane and advanced polymer foam products, today announced that it has entered into an agreement with certain of its major stockholders pursuant to which such stockholders will agree to purchase $100 million worth of the Company’s Common Stock at $0.65 per share in cash or an exchange of Second Lien Loans at par value. In addition, the Company has the ability to draw under certain circumstances on up to $20 million from the previously-announced capital commitments.

The Company intends to make a rights offering of $115 million to all of its stockholders to purchase its Common Stock at $0.65 per share (the “Rights Offering”). The Company also intends to make an offer at the same time to its Second Lien Loan lenders to permit them to acquire Common Stock at the same price as in the Rights Offering using their Second Lien Loans at par value (the “Second Lien Offering”). The committed stockholders will satisfy their $100 million obligation by participating in either the Rights Offering or the Second Lien Offering. The committed stockholders are expected to satisfy most of their obligations pursuant to the Second Lien Offering. In the event there were full participation by both the Company’s stockholders and holders of Second Lien Loans, the total amount raised would exceed $200 million.

Both the Rights Offering and the Second Lien Offering would be subject to certain conditions and limitations, including to prevent the Company from undergoing an “ownership change” for purposes of Section 382 of the Internal Revenue Code under certain circumstances.

Commenting on the commitments, Jack Johnson, President and Chief Executive Officer of Foamex, said, “With these commitments, we will be able to significantly reduce our debt level and retire a large portion of our higher cost debt. Our major stockholders continue to support the Company and we are enthusiastic about implementing our operating and growth plans with a stronger balance sheet.”

The offerings would be expected to be completed in the second quarter of 2008. If the Rights Offering and Second Lien Offering are not consummated, the Company will retain the right under certain circumstances to require the committed stockholders to purchase $100 million of common stock through the exchange of Second Lien Loans and up to $20 million of additional common stock from the previously announced capital commitments.

The Company has agreed to pay premiums to the committing stockholders and certain fees and expenses on behalf of the committing stockholders.

This press release does not constitute an offer of any securities for sale.

About Foamex International Inc.

Foamex, headquartered in Linwood, PA, is a leading producer of polyurethane foam-based solutions and specialty comfort products. The Company services the bedding, furniture, carpet cushion and automotive markets and also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries. For more information visit the Foamex web site at http://www.foamex.com.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by representatives of the Company may contain forward-looking statements within the meaning of Section 27Aof the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, future operating results, operating efficiencies, future market prices and margins, future energy costs, future government and legislative action, future cost savings, future benefit costs, the Company’s liquidity and ability to finance its operations, and other statements that are not historical facts that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company’s most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it was made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

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